Exhibit 99.1

COMPUMED, INC. AWARDED US PATENT FOR TECHNOLOGY TO MONITOR JOINT DISEASE

Patent Covers Automated Method and System with Applications for Osteoarthritis and Rheumatoid Arthritis

LOS ANGELES -- October 15, 2007 -- CompuMed, Inc. (CMPD.OB) – a leading provider of imaging technology for skeletal health, and the company behind the OsteoGram™ system for bone density screening, today announced that the United States Patent and Trademark Office has issued the company a patent for an automated method and system to assess or monitor the extent or progression of joint-damaging diseases such as osteoarthritis and rheumatoid arthritis.

The newly awarded patent titled, "Method, Code, and System for Assaying Joint Deformity," (USPTO # 10/625,444) contains 27 claims that cover CompuMed’s proprietary image processing technology. This technology includes a new template method that can be used to detect the extent of joint-damaging disease and monitor its progress by comparing the patient’s data to a normal database, as well as the patient’s prior test results.

 “We have a vision to extend our core imaging technology beyond its current markets,” said Xiaoli Bi, M.S., CompuMed’s vice president, chief technical officer and one of the authors of the patent. “This Patent protects our ability to extend the range of applications for our imaging technologies to include Arthritis disease monitoring.”

CompuMed CEO Maurizio Vecchione added, “This patent paves the way for new product strategies and adds to CompuMed’s already significant patent portfolio of imaging technology. It also makes it possible for the Company to pursue valuable partnership and licensing relationships in a wide spectrum of skeletal health segments.”

About CompuMed:

CompuMed, Inc. (OTCBB: CMPD) develops and markets products and services that combine advanced imaging with medical informatics. Its focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases.  The Company has specialized expertise and intellectual property in telemonitoring imaging and analysis designed to improve healthcare provider workflow and patient care while reducing costs. CompuMed's core products, the OsteoGram® and CardioGram(TM), are cleared by the FDA and reimbursable by Medicare. The OsteoGram is a non-invasive diagnostic system that has been proven by many clinical studies to provide effective and accurate bone density measurement for screening osteoporosis and assessing hip fracture risk. The OsteoGram has significant cost advantages over other technologies in the marketplace. The CardioGram system is one of the first telecommunication networks designed to remotely interpret electrocardiograms and is used by private practice, as well as government and corporate healthcare providers nationwide.  The CardioGram delivers online electrocardiogram interpretations within minutes of receipt and has the additional capability of automatically providing an over-read (i.e., follow-up review) by a cardiologist.  CompuMed is headquartered in Los Angeles and distributes its products worldwide both directly and through OEM partners. Visit CompuMed on-line at www.compumed.net.

Statements contained in this press release that are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth, results of contracts and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. All such forward-looking statements are expressly qualified by these cautionary statements. The Company  expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.

Contact:  Susan Tellem

Tellem Worldwide, Inc.

310-479-6111 x1

stellem@tellem.com